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Exhibit 10.61

CONSULTING SERVICES AGREEMENT

        THIS CONSULTING SERVICES AGREEMENT, is entered into as of January 1, 2002 by and between METROMEDIA INTERNATIONAL GROUP, INC., a Delaware corporation ("MMG"), and METROMEDIA COMPANY, a Delaware general partnership ("Metromedia").

BACKGROUND

        MMG desires to engage Metromedia to provide, and Metromedia agrees to provide to MMG, certain consulting services (as described in Section 1(a) below), on an as-needed basis pursuant to the terms of this Agreement. This Agreement is intended to provide MMG with certain services of Metromedia on a transitional basis.

        NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and intending to be legally bound hereby, MMG and Metromedia hereby agree as follows:

        1.    Services to be Provided.

        (a)  During the term of this Agreement, Metromedia shall perform for MMG consulting services in the following areas (the "Services") in accordance with the terms of this Agreement:

    (i)
    financial accounting;

    (ii)
    cash management and treasury;

    (iii)
    financial reporting (including Securities and Exchange Commission reporting);

    (iv)
    tax (including tax preparation assistance and strategic advice);

    (v)
    human resources and benefits administration; and

    (vi)
    legal.

        (b)  The Services will be provided by Metromedia to MMG only upon the specific request of MMG (through its President, Chief Financial Officer or General Counsel) and only as to the specific items requested by MMG.

        (c)  If requested by MMG prior to requesting specific Services, Metromedia shall provide to MMG an estimate of the number of hours for each person who will be assigned by Metromedia to provide such Services and Metromedia shall use its best efforts to complete such Services within the estimated number of hours.

        (d)  MMG will not be required to request a minimum amount of Services per month or any other period.

        2.    Term.    The term of this Agreement shall commence on January 1, 2002 and shall continue until the later of (i) the date of the filing of MMG's Annual Report on Form 10-K for the year ended December 31, 2001 or (ii) March 31, 2002. Upon the termination or expiration of this Agreement, MMG shall be responsible for any portion of the compensation owed to Metromedia under Section 3 for any Services rendered prior to the effective date of such expiration or termination. In addition, any provisions of this Agreement that are expressed to survive the expiration or termination of the Agreement shall survive such expiration or termination.

        3.    Compensation; Payment Procedure.

        (a)  As compensation for Metromedia's performance of the Services, MMG shall pay to Metromedia the hourly fees specified in Schedule A for the Metromedia employees performing the Services (the "Consulting Fees").

        (b)  Consulting Fees will only be paid for the actual hours (or partial hours, on a pro rated basis) for which the Services are provided and will be payable monthly (by check or directly to a bank account designated by Metromedia) in arrears upon receipt from Metromedia of an itemized invoice detailing the Services provided by Metromedia during the preceding month, including information about the Services provided by each Metromedia employee during such month and the number of hours the Services were provided.

        (c)  No Consulting Fees shall be payable by MMG for any services not specifically requested by MMG in the manner specified in Section 1(b) above.

        (d)  MMG will reimburse Metromedia for all reasonable business expenses properly incurred by Metromedia in or about the provision of the Services, subject to approval in advance by MMG and subject to Metromedia having delivered to MMG such forms and vouchers or other evidence of actual payment of such expenses as MMG may from time to time require. Notwithstanding the foregoing, in the performance of the Services hereunder, Metromedia will not have any obligation to incur any cost or expense or to advance any funds which constitute a reimbursable expense under this Section unless, in the reasonable opinion of Metromedia, sufficient funds of MMG will be available to pay for or reimburse Metromedia for such cost, expense or advance in accordance with the terms of this Section.

        4.    Independent Contractor; Liability and Indemnification.

        (a)  For purposes of this Agreement and all Services to be provided hereunder, none of Metromedia or any of its employees shall be considered a partner, co-venturer, agent, or representative of MMG, but shall remain in all respects an independent contractor, and neither party shall have any right or authority to make or undertake any promise, warranty or representation, to execute any contract, or otherwise to assume any obligation or responsibility in the name of or on behalf of the other party.

        (b)  None of Metromedia or any of its employees, consultants or other representatives (collectively, the "Metromedia Parties") shall bear any liability whatsoever for all damages, losses, deficiencies, liabilities, costs and expenses (including reasonable attorneys' fees) (collectively, "Adverse Consequences") incurred or suffered by MMG or any of its affiliates or subsidiaries or any of their respective employees, consultants or representatitves (the "MMG Parties") or any third party that result from, relate to or arise out of actions taken, or omitted to be taken, by any of the Metromedia Parties in the performance or non-performance of this Agreement or any part thereof, except for Adverse Consquences to any MMG Parties in any way relating to or resulting from the gross negligence or willful misconduct of any Metromedia Party. In no event will Metromedia be liable for MMG's loss of profits and/or other consequential loss or damage.

        (c)  Except as otherwise set forth in the first sentence of Section 4(b) hereof, Metromedia will not be liable for, and MMG shall reimburse, indemnify and hold harmless Metromedia from, against and in respect of, any and all Adverse Consequences incurred or suffered by Metromedia during the term of this Agreement and relating to the performance by Metromedia of its duties hereunder, except for Adverse Consequences relating to or resulting from the gross negligence or willful misconduct of any Metromedia Party.

        (d)  The provisions of this Section 4 shall survive the expiration or sooner termination of the term of this Agreement

        5.    Metromedia's Employees.

        (a)    Employees Assigned by Metromedia.    Metromedia shall assign the employees of Metromedia listed on Exhibit A hereto to perform the Services. Metromedia shall remove from the project that is the subject of this Agreement any of Metromedia's employees who perform any Services in a manner unsatisfactory to MMG, in its business discretion. MMG shall have the right to pprove any replacement employees of Metromedia assigned to perform Services prior to their assignment by Metromedia, which approval shall not be unreasonably withheld or delayed. All employees assigned by Metromedia to perform the Services shall have appropriate technical, application and other skills to enable them to perform their duties in a professional manner, consistent with industry standards.

        (b)    Metromedia Responsible for its Employees.

          (i)    Metromedia's employees are not, nor shall they be deemed to be at any time during the term of this Agreement, employees of MMG. Metromedia shall be solely responsible for (A) the payment of all wages, salaries, overtime pay and other compensation due to Metromedia's employees assigned to perform the Services, (B) the payment for and the provision of all benefits and worker's compensation insurance for such employees in accordance with the corporate policy of Metromedia, and (C) the withholding of all employment related taxes for such employees and the payment, if any, of employment related taxes and worker's compensation insurance. No employee of Metromedia shall be entitled to participate in or receive any benefit or right as a MMG employee under any of MMG's employee benefit and welfare plans, including, without limitation, employee insurance, pension, savings and security plans as a result of or in connection with this Agreement.

          (ii)  Metromedia shall be solely responsible for and shall reimburse, indemnify and hold harmless MMG from, against and in respect of, any and all damages, losses, deficiencies, liabilities, costs and expenses (including attorneys' fees) incurred or suffered by MMG that result from, relate to or arise out of:

            (A)  any action, suit, claim, or legal, administrative, arbitration, governmental or other proceeding or investigation initiated by or on behalf of any of Metromedia's employees based on a theory that MMG is an employer or joint employer of such employee; or

            (B)  any action, suit, claim, or legal, administrative, arbitration, governmental or other proceeding or investigation initiated by or on behalf of any of Metromedia's employees for damage to property or bodily injury (including death), whether or not any such damage to property or bodily injury occurred while such employee was present at any facility of MMG or relating in any manner to an occurrence at any facility of MMG, unless such damage to property or bodily injury was caused by the gross negligence or willful act or failure to act of MMG.

        (c)    Survival.    The provisions of this Section 5 shall survive the expiration or sooner termination of the term of this Agreement.

        6.    Confidentiality.

        (a)    MMG Information.    Metromedia agrees at all times during the term of this Agreement and thereafter, and Metromedia shall cause its employees, consultants and representatives, to hold in strictest confidence, and not to use, except in connection with Metromedia's performance of the Services, and not to disclose to any person or entity without written authorization of the President of MMG, any Confidential Information of MMG. As used herein, "Confidential Information" means any MMG proprietary or confidential information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers, markets, marketing, distribution and sales information and systems, business plans and projections, sales and profit figures, finances and other business information disclosed to Metromedia by MMG, either directly or indirectly in writing, orally or by drawings or inspection of documents or other tangible property. However, Metromedia's obligations under this Section 6(a) shall not apply to any information which: (i) is or becomes generally and freely publicly available in any way otherwise than as a result of breach by Metromedia of the provisions of this Section; (ii) Metromedia can show was lawfully in its or the Metromedia Group's possession or known to it by being in its use or being recorded in its files or computers or other recording media prior to receipt from MMG and was not previously acquired by Metromedia or any member of the Metromedia Group from MMG or any third party under any obligation of confidence; (iii) is disclosed by Metromedia with the prior written approval of MMG; or (iv) is required to be disclosed pursuant to law, government requirement or court order (provided, however, that Metromedia shall promptly advise MMG of its notice of any such requirement or order).

        (b)    Third Party Information.    Metromedia recognizes that MMG has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on MMG's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Metromedia agrees at all times during the term of this Agreement and thereafter, and Metromedia shall cause its employees, consultants and representatives, to hold in strictest confidence, and not to use, except in connection with Metromedia's performance of the Services, and not to disclose to any person or entity, or to use it except as necessary in performing the Services, consistent with MMG's agreement with such third party.

        (c)    Survival.    The provisions of this Section 6 shall survive the expiration or sooner termination of the term of this Agreement.

        7.    No Conflicting Agreements.    Metromedia represents that neither Metromedia nor any Metromedia employee performing the Services is a party to any existing agreement which would prevent any of them from entering into and performing this Agreement. Metromedia will not enter into any other agreement that is in conflict with its obligations under this Agreement. Subject to the foregoing, Metromedia and the employees of Metromedia may from time to time act as a consultant to, perform professional services for, or enter into agreements similar to this Agreement with other persons or entities without the necessity of obtaining approval from MMG.

        8.    Entire Agreement, Amendment and Assignment.    This Agreement is the sole agreement between Metromedia and MMG with respect to the Services to be performed hereunder and it supersedes all prior agreements and understandings with respect thereto, whether oral or written. No modification to any provision of this Agreement shall be binding unless in writing and signed by Metromedia and MMG. No waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Metromedia and its employees hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by Metromedia.

        9.    Governing Law.    The construction, validity and performance of this agreement shall be governed by and construed in all respects in accordance with the laws of the State of New York, U.S.A., excluding its rules as to conflicts of law.

        10.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified, on the next Business Day after delivery to an internationally recognized overnight courier service, upon confirmation of a facsimile transmission, or five days after deposit with the United States Post Office, by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

To Metromedia:	One Meadowlands Plaza East Rutherford, NJ 07073 Fax: 201 531-2803 Attention: David A. Persing
To MMG:	505 Park Avenue 21st Floor New York, NY 10022 Fax: (212) 527-3995 Attention: General Counsel

        11.    Severability.    In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

        12.    Remedies.    Unless expressly stated otherwise, the remedies specified herein shall be cumulative and in addition to any other remedies available at law or in equity.

        13.    Attorney's Fees.    In the event either party hereto institutes any suit or action to enforce its rights hereunder, the successful party in any such suit or action shall be entitled to recover from the other such sum as the court may adjudge reasonable as an attorney's fee in such suit or action and in any appeals therefrom.

        14.    Interpretation.    The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (a) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a governmental entity or any department or agency thereof, (b) the term "subsidiary" when used in reference to any other person shall mean any corporation of which outstanding securities having ordinary voting power to elect a majority of the Board of Directors of such corporation are owned directly or indirectly by such other person, (c) the terms "affiliate" and "parent" shall have the meanings set forth in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended, and (d) the term "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized or required to be closed.

        15.    Successors and Assigns.    This Agreement shall inure to the benefit of and binding upon the successors to and permitted assigns of each party.

        16.    Counterparts.    This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of Metromedia and MMG. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, but all of which together shall constitute but one and the same instrument. In offering any counterpart in proof it shall not be necessary to establish the existence or location of any other counterpart.

        17.    Cooperation.    Subject to the provisions of this Agreement, the parties hereto shall use their best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement to consummate and make effective the transactions contemplated by this Agreement.

        IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Agreement as of the date first above written.

METROMEDIA COMPANY			METROMEDIA INTERNATIONAL GROUP, INC.
By:	/s/ David A. Persing		By:	/s/ Carl C. Brazell, Jr.
	Name:	David A. Persing		Name:	Carl C. Brazell, Jr.
	Title:	Senior Vice President		Title:	President and Chief Executive Officer

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CONSULTING SERVICES AGREEMENT
BACKGROUND